Exhibit 99.1

Immunome Exclusively Licenses Zentalis ROR1 Antibody-Drug Conjugate and Proprietary Technology Platform

- Exclusive worldwide license agreement for preclinical ROR1 ADC, on track to submit IND in 1Q 2025 -

- Proprietary ADC platform enhances Immunome’s development of next-generation ADC programs -

- Zentalis to receive up-front payment of $35 million in cash and Immunome common stock and is eligible to receive up to $275 million of milestone payments and mid-to-high single-digit royalties -

Bothell, WA, San Diego, CA and New York, NY – January 8, 2024 – Immunome, Inc. (Nasdaq: IMNM) and Zentalis® Pharmaceuticals, Inc. (Nasdaq: ZNTL), today announced that they have entered into an exclusive, worldwide license agreement under which Immunome has licensed from Zentalis ZPC-21, a preclinical ROR1 antibody-drug conjugate (ADC) with best-in-class potential on track for IND submission in 1Q 2025, and Zentalis’ proprietary ADC platform technology.

“This agreement strengthens Immunome’s pipeline while expanding our ADC toolbox,” said Clay B. Siegall, Ph.D., Chairman and Chief Executive Officer of Immunome. “ZPC-21’s preclinical activity across multiple models suggest best-in-class potential against ROR1, a clinically validated target that is relevant to both solid tumors and hematological malignancies. We intend to efficiently advance ZPC-21 through IND and into clinical development.”

Dr. Siegall continued: “The next generation of transformative ADCs will be built through combining rigorously selected targets with innovative linker-payload platforms. We believe that the linker-payload technology that underlies ZPC-21 may compare favorably to the platforms of successful ADC franchises— a testament to Zentalis’ deep understanding of medicinal chemistry and cancer biology. Immunome will now evaluate and advance Zentalis’ platform technology in the context of our multiple discovery-stage ADC programs against undisclosed targets.”

Under the terms of the deal, Zentalis will receive an up-front payment of $35 million in cash and Immunome common stock. Zentalis will be eligible to receive up to $275 million of milestone payments for ZPC-21 and the platform technology in addition to mid-to-high single-digit royalties.

“Immunome’s leadership team’s track record of advancing paradigm-changing ADCs, along with Zentalis’ commitment to apply cutting-edge medicinal chemistry to anti-cancer agents, makes Immunome the ideal partner to advance our ADC platform,” said Cam Gallagher, President of Zentalis. “This transaction realizes immediate value for our shareholders while enabling the Zentalis team to focus on advancing azenosertib, our oral WEE1 inhibitor with first-in-class and best-in-class potential, through multiple ongoing clinical studies in tumor types with high unmet need.”

Leerink Partners is acting as exclusive financial advisor to Zentalis

About Immunome, Inc.

Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. Our portfolio pursues each target with a modality appropriate to its biology, including immunotherapies, targeted effectors, radioligand therapies and ADCs. We believe that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Our proprietary memory B cell hybridoma technology allows for the rapid screening and functional characterization of novel antibodies and targets.

For more information, visit www.immunome.com or follow us on Twitter and LinkedIn.

About Zentalis Pharmaceuticals, Inc.

Zentalis® Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company discovering and developing clinically differentiated small molecule therapeutics targeting fundamental biological pathways of cancers. The Company’s lead product candidate, azenosertib (ZN-c3), is a potentially first-in-class and best-in-class WEE1 inhibitor for advanced solid tumors and hematologic malignancies. Azenosertib is being evaluated as a monotherapy and in combination across multiple clinical trials and has broad franchise potential. In clinical trials, azenosertib has been well tolerated and has demonstrated anti-tumor activity as a single agent across multiple tumor types and in combination with several chemotherapy backbones. As part of its azenosertib clinical development program, the Company is exploring enrichment strategies targeting tumors of high genomic instability, such as Cyclin E1 positive tumors and homologous recombination deficient tumors. The Company is also leveraging its extensive experience and capabilities across cancer biology and medicinal chemistry to advance its research on protein degraders. Zentalis has operations in both New York and San Diego.

For more information, please visit www.zentalis.com. Follow Zentalis on X/Twitter at @ZentalisP and on LinkedIn at www.linkedin.com/company/zentalis-pharmaceuticals.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Zentalis and Immunome may use words and phrases such as “believe,” “intend,” “may,” “potential,” “suggests,” “will,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These forward looking statements include, but are not limited to, statements regarding the expansion and advancement of Immunome’s pipeline and Immunome’s approach and strategy related to its pipeline, including ZPC-21; the potential for ZPC-21 to be best-in-class; the timeline for submitting an IND, if any, for ZPC-21; the potential for Zentalis to receive milestone payments and/or royalties for ZPC-21; the first-in-class and best-in-class potential of Zentalis’ product candidate, azenosertib; the potential for the licensing transaction to enable Zentalis to focus on advancing the development of azenosertib; the potential for azenosertib to address unmet need; and other statements regarding each company’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks related to the ability to realize the anticipated benefits of the license agreement; costs related to integrating ZPC-21 into Immunome’s pipeline and pursuing the contemplated asset development path; the risk that Immunome may not submit an IND for ZPC-21 by the end of the first quarter of 2025 or at all; Immunome’s ability to grow and successfully execute on its business plan, including advancing its current pipeline and any additionally acquired assets into the clinic and expanding its pipeline through its technology platforms, proprietary toolbox and strategic transactions, if any; the ability of Immunome to identify, conduct and complete IND-enabling studies; changes in the applicable laws or regulations; the possibility that Immunome may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect it; Immunome’s ability to manage clinical trials or studies; the risk that Immunome’s pre-clinical data may not be predictive of clinical data; the complexity of numerous regulatory and legal requirements that Immunome needs to comply with to operate its business; the reliance on Immunome’s management and Board of Directors; the prior experience and successes of the Immunome’s management team and directors are not necessarily indicative of any future success; uncertainties related to Immunome’s capital requirements, expected cash runway and ability to raise additional funds; the failure to obtain, adequately protect, maintain or enforce Immunome’s intellectual property rights; Zentalis’ limited operating history, which may make it difficult to evaluate its current business and predict its future success and viability; Zentalis has and expects to continue to incur significant losses; Zentalis’ need for additional funding, which may not be available; Zentalis’ plans, including the costs thereof, of development of any diagnostic tools; Zentalis’ substantial dependence on the success of its lead product candidates; the outcome of Zentalis’ preclinical testing and early trials may not be predictive of the success of later clinical trials; Zentalis’ failure to identify additional product candidates and develop or commercialize marketable products; potential unforeseen events during Zentalis’ clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process or ongoing regulatory obligations for Zentalis; Zentalis’ failure to obtain U.S. or international marketing approval; Zentalis’ product candidates may cause serious adverse side effects; Zentalis’ inability to maintain its collaborations, or the failure of these collaborations; Zentalis’ reliance on third parties; effects of significant competition; the possibility of system failures or security breaches; risks relating to Zentalis’ intellectual property; Zentalis’ ability to attract, retain and motivate qualified personnel, and risks relating to management transitions; significant costs as a result of operating as a public company; and other risks and uncertainties indicated from time to time described in Immunome’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with Securities and Exchange Commission (“SEC”) on March 16, 2023, Immunome’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and in Immunome’s other filings with the SEC, and in Zentalis’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with SEC on March 1, 2023, Zentalis’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 6, 2023, and in Zentalis’ other filings with the SEC. Immunome and Zentalis caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, each of Immunome and Zentalis operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, neither Immunome nor Zentalis undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in their expectations.

ZENTALIS® and its associated logo are trademarks of Zentalis and/or its affiliates. All website addresses and other links in this press release are for information only and are not intended to be an active link or to incorporate any website or other information into this press release.

Immunome Investor Contact

Max Rosett

Interim Chief Financial Officer

investors@immunome.com

Zentalis Investor Contact

Adam Bero, Ph.D.

Kendall Investor Relations

abero@kendallir.com